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                                                                    EXHIBIT 16.1





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549



We have read and agree with the comments made pursuant to Item 304(a) of Regulation S-B contained in the Form SB-2 of Internet America, Inc.


/s/ Farmer, Fuqua, Hunt & Munselle, P.C.
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Farmer, Fuqua, Hunt & Munselle, P.C.

Dallas, Texas
July 8, 1998